EXHIBIT 14(a)

                               CUSTODIAL AGREEMENT

                                    ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution  to a  simplified  employee  pension  plan as  described in section
408(k).

                                   ARTICLE II

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

                                   ARTICLE III

 1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5).

 2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m), except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

 1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

 2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

 3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 701/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

 4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor

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     or, if the Depositor has not so elected, at the election of beneficiary or beneficiaries, either

    (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

    (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries, starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

 5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph
(3), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (4) (b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

 6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

 1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

 2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                   ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

 1. All assets in the Account shall be invested in such shares of one or more Designated Investment Companies as the Depositor may from time to time specify. The Depositor's instructions may relate to current contributions or to amounts previously contributed (including earnings thereon) or to both. In the event that the Custodian receives a contribution from the Depositor with respect to which no investment direction is specifically applicable, or if any such

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investment direction is, in the opinion of the Custodian, unclear, the Custodian may hold such amounts uninvested or return any such contributions without liability for any loss, including any loss of income or appreciation, and without liability for interest or any tax liability incurred by Depositor pending receipt of instructions or clarification. For all purposes of this Agreement, the term "Designated Investment Company" shall mean USAA INVESTMENT TRUST or USAA MUTUAL FUND, INC. and any other regulated investment company for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

 2. Except as otherwise permitted in paragraph 12 below, all contributions made under this Agreement shall be deposited in the form of cash and shall be made to the Custodian in accordance with such rules as the Custodian may establish. Any contribution so made with respect to a tax year of the Depositor shall be made prior to the due date of the Depositor's tax return (not including extensions). Unless otherwise indicated in writing by the Depositor, contributions shall be credited to the tax year in which they are received by the Custodian. The Custodian, upon receipt of written instructions from the Depositor, may exchange or cause to be exchanged shares of a Designated Investment Company held by the Custodian on behalf of the Depositor for any other shares of a Designated Investment Company available for investment hereunder, subject to and in accordance with the terms and conditions of the exchange privilege, as outlined in the current prospectuses of any such Designated Investment Company and as may be agreed upon, in writing, from time to time between the Custodian and USAA Investment Management Company. The Depositor shall be the beneficial owner of the assets held in the Account. All dividends and capital gains distributions received on shares of a Designated Investment Company held in the Depositor's Account shall, unless received in additional shares, be reinvested in shares of the Designated Investment Company paying such dividends. If any distributions of the shares of a Designated Investment Company may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 3. USAA INVESTMENT MANAGEMENT COMPANY may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian, and the Custodian may resign at any time upon thirty (30) days' notice in writing to USAA INVESTMENT MANAGEMENT COMPANY. Upon such resignation or removal, USAA INVESTMENT MANAGEMENT COMPANY shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 408(n) of the Code or another person found qualified to act as a custodian of an Individual Retirement Account by the Secretary of the Treasury or his delegate. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for above, USAA Investment Management Company has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, appoint a successor custodian itself.

 4. The Custodian shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements, proxies and

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proxy soliciting materials relating to Designated  Investment  Companies' shares held for Depositor. The Custodian shall not vote any of the shares held hereunder except in accordance with the written instructions of the Depositor.

     5. (a) The Custodian shall, from time to time, in accordance with instructions in writing from the Depositor (or the Depositor's beneficiary if the Depositor is deceased), make distributions out of the Account to the Depositor in the manner and amounts as may be specified in such instructions. All such instructions shall be deemed to cnstitute a certification by the Depositor (or the Depositor's beneficiary if the Depositor is deceased) that the distribution directed is one that the Depositor (or the Depositor's beneficiary if the Depositor is deceased) is permitted to receive. Notwithstanding the provision of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution and any declaration required by Article IV. Prior to making any such distribution from the Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Account to be distributed in cash and/or in kind, as specified in such written order. (b) Distribution of the assets of the Account shall be made in accordance with the provisions of Article IV as the Depositor (or the Depositor's beneficiary if the Depositor is deceased and has not previously elected) shall elect by written instructions to the Custodian; subject, however to the provisions of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code, the regulations promulgated thereunder, and the following:

        (i) No distribution from the Account shall be made in the form of an annuity contract.

        (ii)The recalculation of life expectancy of the Depositor and/or the Depositor's spouse shall only be made at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.

       (iii)If the Depositor dies before his/her entire interest in the Account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the Account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to receive a payment from the Account within the appropriate time period applicable to the deceased Depositor under Section 401(a)(9)(B) of the Code.

 6. Any notice from the Custodian to the Depositor provided for in this Agreement shall be effective if sent by regular mail to him at his last address of record.

 7. The Depositor hereby delegates to USAA Investment Management Company the power to amend at any time and from time to time the terms and provisions of the Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions

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of the Code, the  regulations  thereunder and with any other  governmental  law, regulation or ruling. Any such amendments shall be effective as of the date specified in a written notice sent by first-class mail to the address of the Depositor indicated by the Custodian's records. Notwithstanding the foregoing, no amendment which increases the burdens of the Custodian shall take effect without its prior written consent. Nothing in this paragraph 7 shall be construed to restrict the Custodian's freedom to change or substitute fee schedules in accordance with the provisions of the adoption agreement, and no such change or substitution shall be deemed to be an amendment to this Agreement.

 8. The Custodian shall not be bound by any certificate, notice, order, information or other communication unless and until it shall have been received in writing at its place of business.

 9. (a) The Custodian shall have the right to rely upon any information furnished in writing by the Depositor. The Depositor and the Depositor's legal representatives, as appropriate, shall always fully indemnify the Custodian and USAA Investment Management Company and save each of them harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which the Agreement contemplates, except that which arises due to the Custodian's gross negligence, willful misconduct or lack of good faith. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Depositor or said legal representatives and unless fully indemnified for so doing to the Custodian's satisfaction.

     (b) The Custodian shall be an agent for the Depositor to perform the duties conferredon it by the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian shall not be liable (and does not assume any responsibility for) the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, the selection of any shares of any Designated Investment Company for the Account, or the purpose or propriety of any distribution ordered in accordance with Article IV or paragraph 5 of this Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary, as the case may be.

    (c) The Custodian and USAA Investment Management Company shall not be responsible for any losses, penalties or other consequences to the Depositor or to any other person arising out of the making of any contribution or withdrawal.

10. This Agreement together with the Application and Adoption Agreement attached hereto and by this reference made a part hereof, constitutes the entire agreement between the parties, and it shall be construed in accordance with the laws of the State of Texas.

11. The Depositor shall have the right by written notice to the Custodian on a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which such Depositor may be entitled in event of his death prior to the complete distribution of such benefit. If no such designation is in effect at the time of the Depositor's death, or if the designated beneficiary has predeceased the Depositor, the Depositor's beneficiary shall be his or her estate. The last designation filed with the Custodian shall be controlling, and, whether or not it fully disposes the Account, shall revoke all such other designations previously filed by the Depositor.

12.    (a)  The Custodian shall have the right to receive rollover contributions as described in the Code and if any property is so transferred to it as a rollover contribution, such property shall be sold by the

            Custodian and the proceeds less any expenses, fees or commissions reinvested as provided in paragraph 1 of this Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

     (b) The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by any amounts referred to in paragraph 3 of this Article VIII) to a successor individual retirement account, or individual retirement annuity (other than an endowment contract, for the Depositor's benefit or to an exempt employee's trust established under a plan which satisfies the qualification requirements of Section 401(a) of the Code. Any amounts received or transferred by the Custodian under this paragraph 12 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value, and extent of the assets, and of the various interests therein.

13. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law. Any pledging of assets in the Account by the Depositor as security for a loan, or any loan or other extension of credit from the Account to the Depositor shall be prohibited.

14. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated by the Custodian from time to time with the prior approval of USAA Investment Management Company, except that the Designated Investment Company shares must be registered in the name of the Custodian or its nominee. No such delegation or subsequent change herein shall be considered an amendment of this agreement.

15. In addition to the reports required by Article V, the Custodian shall cause to be mailed to the Depositor in respect of each tax year an account of all transactions affecting the Account during such year and a statement showing the Account as of the end of such year. If, within sixty (60) days after such mailing, the Depositor has not given the Custodian written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

16.   (a)  The Custodian may charge the Depositor reasonable  fees, including an annual maintenance fee, for services hereunder according to standard schedules of rates which may be in effect from time to time. Initially, the fees payable to the Custodian shall be in the schedule amount provided with the Agreement. Upon thirty (30) days' prior written notice, the Custodian may substitute a fee schedule differing from that schedule initially provided.

      (b) Custodian's fees,any income (includingunrelated business income tax), gift, state and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or incurred by the Custodian in the performance of its duties may be charged to the Account, with the right to liquidate shares of any Designated Investment Company for this purpose, or (at Custodian's option) to the Depositor.

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                                 EXHIBIT 14(b)

                               CUSTODIAL AGREEMENT

                                    ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3) of the Code or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution  to a  simplified  employee  pension  plan as  described in section
408(k).

                                   ARTICLE II

The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

                                   ARTICLE III

 1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund [within the meaning of section 408(a)(5)].

 2. No part of the custodial funds may be invested in collectibles [within the meaning of section 408(m), except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

 1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

 2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

 3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

 4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire

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remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of beneficiary or beneficiaries, either

    (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

    (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries, starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.
 5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph
(3), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (4) (b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

 6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

 1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

 2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                   ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

 1. All assets in the Account shall be invested in such shares of one or more Designated Investment Companies as the Depositor may from time to time specify. The Depositor's instructions may relate to current contributions or to amounts previously contributed (including earnings thereon) or to both. In the event that the Custodian receives a contribution from the Depositor with respect to which no investment direction is specifically applicable, or if any such investment direction is, in the opinion of the Custodian, unclear, the Custodian may hold such amounts uninvested or return any such contributions without liability for any loss, including any loss of income or appreciation, and without liability for interest or any tax liability incurred by Depositor pending receipt of instructions or clarification. For all purposes of this Agreement, the term "Designated Investment Company" shall mean USAA INVESTMENT TRUST or USAA MUTUAL FUND, INC. and any other regulated investment company for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

 2. Except as otherwise permitted in paragraph 12 below, all contributions made under this Agreement shall be deposited in the form of cash and shall be made to the Custodian in accordance with such rules as the Custodian may establish. Any contribution so made with respect to a tax year of the Depositor shall be made prior to the due date of the Depositor's tax return (not including extensions). Unless otherwise indicated in writing by the Depositor, contributions shall be credited to the tax year in which they are received by the Custodian. The Custodian, upon receipt of written instructions from the Depositor, may exchange or cause to be exchanged shares of a Designated Investment Company held by the Custodian on behalf of the Depositor for any other shares of a Designated Investment Company available for investment hereunder, subject to and in accordance with the terms and conditions of the exchange privilege, as outlined in the current prospectuses of any such Designated Investment Company and as may be agreed upon, in writing, from time to time between the Custodian and USAA Investment Management Company. The Depositor shall be the beneficial owner of the assets held in the Account. All dividends and capital gains distributions received on shares of a Designated Investment Company held in the Depositor's Account shall, unless received in additional shares, be reinvested in shares of the Designated Investment Company paying such dividends. If any distributions of the shares of a Designated Investment Company may be received at the election of the Depositor in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

 3. USAA INVESTMENT MANAGEMENT COMPANY may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian, and the Custodian may resign at any time upon thirty (30) days' notice in writing to USAA INVESTMENT MANAGEMENT

COMPANY. Upon such resignation or removal, USAA INVESTMENT MANAGEMENT COMPANY shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 408(n) of the Code or another person found qualified to act as a custodian of an Individual Retirement Account by the Secretary of the Treasury or his delegate. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for above, USAA Investment Management Company has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, appoint a successor custodian itself.

 4. The Custodian shall deliver, or cause to be delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to Designated Investment Companies' shares held for Depositor. The Custodian shall not vote any of the shares held hereunder except in accordance with the written instructions of the Depositor.

5.   (a)   The   Custodian  shall,   from  time  to  time,  in  accordance  with
           instructions in writing from the Depositor (or the Depositor's beneficiary if the Depositor is deceased), make distributions out of the Account to the Depositor in the manner and amounts as may be specified in such instructions. All such instructions shall be deemed to constitute a certification by the Depositor (or the Depositor's beneficiary if the Depositor is deceased) that the distribution directed is one that the Depositor (or the Depositor's beneficiary if the Depositor is deceased) is permitted to receive. Notwithstanding the provision of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution and any declaration required by Article IV. Prior to making any such distribution from the Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Account to be distributed in cash and/or in kind, as specified in such written order.

     (b) Distribution of the assets of the Account shall be made in accordance with the provisions of Article IV as the Depositor

         (or the Depositor's beneficiary if the Depositor is deceased and has not previously elected) shall elect by written instructions to the Custodian; subject, however to the provisions of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code, the regulations promulgated thereunder, and the following:

        (i) No distribution from the Account shall be made in the form of an annuity contract.

        (ii)The recalculation of life expectancy of the Depositor and/or the Depositor's spouse shall only be made at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.

       (iii)If the Depositor dies before his/her entire interest in the Account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the Account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to receive a payment from the Account within the appropriate time period applicable to the deceased Depositor under Section 401(a)(9)(B) of the Code.

 6. Any notice from the Custodian to the Depositor provided for in this Agreement shall be effective if sent by regular mail to him at his last address of record.

 7. The Depositor hereby delegates to USAA Investment Management Company the power to amend at any time and from time to time the terms and provisions of the Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the regulations thereunder and with any other governmental law, regulation or ruling. Any such amendments shall be effective as of the date specified in a written notice sent by first-class mail to the address of the Depositor indicated by the Custodian's records. Notwithstanding the foregoing, no amendment which increases the burdens of the Custodian shall take effect without its prior written consent. Nothing in this paragraph 7 shall be construed to restrict the Custodian's freedom to change or substitute fee schedules in accordance with the provisions of the adoption agreement, and no such change or substitution shall be deemed to be an amendment to this Agreement.

 8. The Custodian shall not be bound by any certificate, notice, order, information or other communication unless and until it shall have been received in writing at its place of business.

9.     (a) The  Custodian  shall  have  the right to rely  upon any  information furnished in writing by the Depositor. The Depositor and the Depositor's legal representatives, as appropriate, shall always fully indemnify the Custodian and USAA Investment Management Company and save each of them harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which the Agreement contemplates, except that which arises due to the Custodian's gross negligence, willful misconduct or lack of good faith. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Depositor or said legal representatives and unless fully indemnified for so doing to the Custodian's satisfaction.

     (b) The Custodian shall be an agent for the Depositor to perform the duties conferredon it by the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian shall not be liable (and does not assume any responsibility for) the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, the selection of any shares of any Designated Investment Company for the Account, or the purpose or propriety of any distribution ordered in accordance with Article IV or paragraph 5 of this Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary, as the case may be.

     (c) The Custodian and USAA Investment Management Company shall not be responsible for any losses, penalties or other consequences to the Depositor or to any other person arising out of the making of any contribution or withdrawal.

10. This Agreement together with the Application and Adoption Agreement attached hereto and by this reference made a part hereof, constitutes the entire agreement between the parties, and it shall be construed in accordance with the laws of the State of Texas.

11. The Depositor shall have the right by written notice to the Custodian on a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which such Depositor may be entitled in event of his death prior to the complete distribution of such benefit. If no such designation is in effect at the time of the Depositor's death, or if the designated beneficiary has predeceased the Depositor, the Depositor's beneficiary shall be his or her estate. The last designation filed with the Custodian shall be controlling, and, whether or not it fully disposes the Account, shall revoke all such other designations previously filed by the Depositor.

12.   (a)  The Custodian shall have the right to receive rollover  contributions as described in the Code and if any property is so transferred to it as a rollover contribution, such property shall be sold by the Custodian and the proceeds less any expenses, fees or commissions reinvested as provided in paragraph 1 of this Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

     (b) The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by any amounts referred to in paragraph 3 of this Article VIII) to a successor individual retirement account, or individual retirement annuity (other than an endowment contract, for the Depositor's benefit or to an exempt employee's trust established under a plan which satisfies the qualification requirements of Section 401(a) of the Code. Any amounts received or transferred by the Custodian under this paragraph 12 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value, and extent of the assets, and of the various interests therein.

13. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law. Any pledging of assets in the Account by the Depositor as security for a loan, or any loan or other extension of credit from the Account to the Depositor shall be prohibited.

14. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated by the Custodian from time to time with the prior approval of USAA Investment Management Company, except that the Designated Investment Company shares must be registered in the name of the Custodian or its nominee. No such delegation or subsequent change herein shall be considered an amendment of this agreement.

15. In addition to the reports required by Article V, the Custodian shall cause to be mailed to the Depositor in respect of each tax year an account of all transactions affecting the Account during such year and a statement showing the Account as of the end of such year. If, within sixty (60) days after such mailing, the Depositor has not given the Custodian written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

16.   (a) The Custodian may charge the Depositor  reasonable fees,  including an annual maintenance fee, for services hereunder according to standard schedules of rates which may be in effect from time to time. Initially, the fees payable to the Custodian shall be in the schedule amount provided with the Agreement. Upon thirty (30) days' prior written notice, the Custodian may substitute a fee schedule differing from that schedule initially provided.

     (b)   Custodian's  fees,  any income  (includingunrelated  business  income tax), gift, state and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or incurred by the Custodian in the performance of its duties may be charged to the Account, with the right to liquidate shares of any Designated Investment Company for this purpose, or (at Custodian's option) to the Depositor.

                                 EXHIBIT 14(c)

                               CUSTODIAL AGREEMENT

INTRODUCTION TO THE USAA MUTUAL FUNDS SECTION  CUSTODIAL ACCOUNT;

The attached  documents are intended to establish an arrangement  that satisfies
Section 403(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). However, no Internal Revenue Service ruling has been requested with respect to the tax consequences of the attached documents and neither USAA INVESTMENT MANAGEMENT COMPANY nor the custodian, USAA Federal Savings Bank, makes any representation with respect to such matters. Arrangements such as those reflected in the attached documents should not be entered into by any Employer or Employee who has not first obtained competent independent professional advice on the tax and other consequences.

This material is not authorized for distribution unless preceded or accompanied by an effective prospectus containing further information about the mutual funds in which the assets of the account are to be invested.

ELIGIBILITY
Employees of organizations qualified under Section 501(c)(3) of the Code or employees of an educational institution (including public school systems) are eligible to arrange for tax-sheltered contributions to a Section 403(b)(7) Custodial Account investing in mutual funds.


CONTRIBUTIONS
Each year, approximately 20 percent of an eligible Employee's includible compensation (up to a maximum of $9,500, which dollar amount may be adjusted upwards in the future by the Internal Revenue Service to reflect inflation) may be contributed to a 403(b) account for that employee. It is also possible to make additional catch-up contributions in certain limited circumstances. Contributions must be made by the Employer and are arranged through a "salary reduction agreement" such as the one enclosed. If your Employer has another standard form which is used for all employees, it may be used instead of our form. The $9,500 limit discussed above applies to the aggregate of all "elective" contributions made for the Employee under all 403(b) accounts plus certain elective contributions under other tax- qualified plans. If you exceed this limit for any year, you may be subject to serious adverse tax consequences. Accordingly, you should take care and consult with your tax advisor to ensure that the limit is not exceeded.

In addition to the $9,500 per year limit on 403(b) "elective" contributions, all 403(b) contributions are subject to annual contribution limits which are quite complicated and depend on a variety of factors, including your age, your years of service with an eligible employer, your participation in other retirement programs, etc.

If you choose, we will make all calculations for you. Requests for this service may be made by calling 1-800-531-8292 (in San Antonio 456-9034) and asking for a Tax-Sheltered Annuity representative.

Eligible contributions are not taxable as current income for federal income tax purposes, giving you the benefit of investing money which would otherwise have been paid in federal income tax. Your employer should exclude these amounts from your federal gross income on your W-2, and you do not have to separately deduct them on your annual federal income tax return. Amounts distributed from a 403(b) account will be included in taxable gross income at that time. (Contributions to the account may be subject to social security taxes or state and local income taxes.)

DISTRIBUTION
The IRS requirements for mutual fund custodial accounts provide for distribution to be made under several conditions. In general, you may begin to receive assets held in your account at the time of termination of service, death, attainment of age 59 1/2, or if you incur a "financial hardship." A financial hardship will be present only if the Employee is faced with immediate and heavy financial needs and does not have other resources reasonably available to meet these needs. The determination that a financial hardship exists and the amount needed to meet the hardship must be made by an independent person or persons designated by the Employer. The Custodian will not make any distribution based on financial hardship until it has received the requisite written notice from the independent person or persons.

If you incur a "financial hardship," you will only be able to receive from the 403(b) account the "elective" contributions which the Employer has made on your behalf under a "salary reduction agreement" and not any of the earnings in the 403(b) account.

In general, any distribution to you from the 403(b) account where you are employed and before you reach age 59 1/2 may be subject to a 10 percent penalty tax in addition to regular income tax. In addition, there are other special taxes which may apply to your distribution. Further, in certain cases, your distribution may be subject to mandatory 20% federal income tax withholding, if it is not rolled over directly to an IRA or another Section 403(b) arrangement. You should consult your tax advisor in conjunction with any election you make with regard to distributions of amounts in your account.

INTRODUCTION
The Employer, the Employee and the Custodian, by signing the Application, have established this tax-sheltered Custodial Account under Section 403(b)(7) of the Internal Revenue Code. The Application is hereby made a part of this Agreement. The Employer will make an initial contribution to the Account as indicated on the

Application. The Employer, the Employee and the Custodian agree that the terms and conditions of the Custodial Account are as set forth in this Agreement.

This Agreement shall take effect upon acceptance by the custodian, USAA Federal Savings Bank. As provided more fully in Article IV below, the Custodian is to invest all contributions to the Custodial Account in shares of one or more Designated Investment Companies.

                              ARTICLE I/DEFINITIONS
As used in this Agreement, the following terms shall have the meaning hereinafter set forth, unless a different meaning is plainly required by the context.

1. "Application" means the agreement between the Employer, the Employee and the Custodian which incorporates this Agreement in order to establish a USAA Mutual Funds Section 403(b)(7) Custodial Account for the Employee.

2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to the Code shall be deemed to include any Treasury Regulations issued thereunder.

3. "Custodial Account" means the Section 403(b)(7) Custodial Account established under this Agreement, and when the context so implies, refers to the assets, if any, then held by the Custodian hereunder.

4. "Custodian" means USAA Federal Savings Bank, or any successor thereto as provided in Article IX hereof.

5. "Designated Investment Company" means USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, and any other regulated investment company (within the meaning of Section 851(a) of the Code) for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

6. "Employee" means any person employed by the Employer on a full or part time basis for whom the Employer and the Employee have agreed to execute an Application. This term also includes any person formerly employed by the Employer and who has assets in his Custodial Account.

7. "Employer" means the Employer named in the Application. The Employer shall be an organization that is (i) described in Section 501(c)(3) of the Code and exempt from tax under Section 501(a) of the Code, or (ii) an educational organization described in Section 170(b)(1)(A)(ii) of the Code and which is a State, political subdivision of a State, or an agency or instrumentality of one or more of the foregoing.

8. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

9.  "Excess  Contribution"  means  the  amount of any  contribution  made by the
Employer  on  behalf  of  the   Employee  for  any  year  which  is  an  "excess
contribution" as that term is defined in Section 4973(c) of the Code.

10. "Excess Deferral" means the amount of any contribution made by the Employer on behalf of the Employee for any year which is an "excess deferral" as that term is defined in Section 402(g) of the Code.

11. "Rollover Contribution" means any amount distributed from an individual retirement account or an individual retirement annuity described in Section 408 of the Code, the entire amount of which is attributable to a tax- sheltered annuity contract described in Section 403(b) of the Code, or directly from such a tax-sheltered annuity contract and then transferred to the Custodial Account in accordance with Section 403(b)(8) or 408(d)(3)(A)(iii) of the Code.

12. "Sponsor" means USAA INVESTMENT MANAGEMENT COMPANY.

                            ARTICLE II/ESTABLISHMENT
                              OF CUSTODIAL ACCOUNT
The Custodian shall open and maintain a Custodial Account for the benefit of the Employee. The Custodian may evidence its acceptance of its appointment by sending to the Employee a confirmation of the Custodian's receipt of the first contribution to the Custodial Account. The Employee shall be the beneficial owner of all Designated Investment Company shares held in his Custodial Account. The name, address and social security number of the Employee are set forth in the Application, and it shall be the obligation of the Employee to notify the Custodian of any address changes. The Custodian shall notify the Employee of the identification number of the Custodial Account maintained for his benefit hereunder.

                            ARTICLE III/CONTRIBUTIONS
1. EMPLOYER CONTRIBUTIONS. The Employer shall make contributions in cash to the Custodian either in accordance with a salary reduction agreement between the Employer and the Employee or otherwise. The initial contribution shall be submitted to the Custodian with the executed Application. The aggregate contribution by the Employer on behalf of the Employee during the first 12 months following the establishment of the Custodial Account shall be at least $250; the Custodian shall not accept any contribution to the Custodial Account of less than $25.

2. TRANSFERS FROM AND TO OTHER ACCOUNTS. The Employer or the Employee may cause the transfer of assets acceptable to the Custodian from an existing custodial account established under Section 403(b)(7) of the Code on behalf of the Employee and/or from an existing annuity contract established under Section 403(b) of the Code on behalf of the Employee to his Custodial Account hereunder. Such transferred assets shall be treated as an Employer contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such; provided, however, that such transferred amounts shall be disregarded in applying the limitations on the amount of Employer contributions which can be made hereunder. The Employee may cause the transfer of assets from the Employee's Custodial Account hereunder to another custodial account established under Section
403(b)(7) of the Code and/or to an annuity contract qualified under Section 403(b) of the Code. It shall be the responsibility of the person who causes a transfer under this Paragraph (i.e., the Employer or Employee), and not the responsibility of the Custodian, the Sponsor, or any Designated Investment Company, to determine and ensure that such transfer complies with all applicable tax law requirements.

3. LIMITATIONS ON CONTRIBUTIONS. The Employee shall compute the maximum amount that may be contributed on his behalf by the Employer for each tax year in accordance with his "exclusion allowance" as that term is defined in Section 403(b)(2) of the Code. The Employee shall also determine the applicable limitation(s) on contributions under Section 415 of the Code, and the Employee shall have the right to avail himself of and make any of the elections provided under such section.

In addition, the Employee shall determine the applicable limitation on "elective" contributions to the Custodial Account under Section 402(g) of the Code. Such computations and determinations shall be made at least annually, and the Employee shall communicate the results to the Employer.

Neither the Custodian, the Sponsor nor any Designated Investment Company shall have any duty or responsibility to determine that the amount of the initial or any subsequent contribution made by the Employer on behalf of the Employee is consistent with the terms of any applicable salary reduction agreement entered into by and between the Employer and the Employee or to verify that such amount is not in excess of the Employee's exclusion allowance under Section 403(b)(2) of the Code or the applicable limitations under Sections 402(g) and 415 of the Code.

4. ROLLOVER CONTRIBUTIONS. The Custodian may also accept Rollover Contributions in cash as a deposit to the Custodial Account, provided, however, that any such Rollover Contribution shall be held by the Custodian in a separate Custodial Account for the benefit of the Depositor that consists only of Rollover Contributions and the earnings thereof. Once transferred into the Employee's Custodial Account, such assets shall be treated as an

Employer contribution for purposes of this Agreement and shall be invested, distributed and otherwise dealt with as such; provided, however, that such Rollover Contributions shall be disregarded in applying the limitations on the amount of Employer contributions which can be made hereunder. The Employee shall execute such forms and provide such information as the Custodian may require with respect to the source of Rollover Contributions. It shall be the responsibility of the Employee, and not the responsibility of the Custodian, the Sponsor, or any Designated Investment Company, to determine and ensure that such Rollover Contribution complies with all applicable tax law requirements.

A Rollover Contribution also may be made in Designated Investment Company shares and/or in other securities, provided that the Custodian reserves the right to refuse to accept any property which is not in the form of cash or Designated Investment Company shares. If securities, other than Designated Investment Company shares, are accepted by the Custodian, they shall be sold by the Custodian and the proceeds, after deduction of all expenses and charges involved in the sale, shall be reinvested in accordance with Article IV.

                            ARTICLE IV/INVESTMENT OF
                                 ACCOUNT ASSETS
1. CONTRIBUTIONS. All contributions to the Custodial Account shall be invested in such shares of one or more Designated Investment Companies as the Employee may direct. Such Designated Investment Company shares shall be acquired by the Custodian at the price and in the manner in which such shares are then being publicly offered by such Designated Investment Company. If such investment instructions are not received by the Custodian, or are received but are, in the opinion of the Custodian, unclear, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of proper instructions or clarification. The Custodian shall advise the Employee of the form and manner in which investment instructions must be given and shall not be required to act or be held liable for failure to act upon improperly given instructions.

2. CHANGES IN INVESTMENT. The Employee may from time to time direct the Custodian to redeem any or all Designated Investment Company shares acquired by the Custodian under this Agreement and to reinvest the proceeds in such other Designated Investment Company shares as the Employee may specify. Any such transaction must conform with the provisions of the current prospectus(es) of the applicable Designated Investment Company(ies).

3. DIVIDENDS. All dividends or other distributions received by the Custodian on shares of any Designated Investment Company held in the Custodial Account shall (unless received in additional shares of such Designated Investment Company) be reinvested in additional shares of the Designated Investment Company from which the distribution is made. If any distribution on shares of a Designated Investment Company may be received at the election of the shareholder in additional shares or cash or other property, the Custodian shall elect to receive such distribution in additional shares.

4. REGISTRATION AND VOTING. All Designated Investment Company shares acquired by the Custodian hereunder shall be registered in the name of the Custodian or of its nominee. The Custodian shall deliver, or cause to be executed and delivered, to the Employee all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to the Designated Investment Company shares held in the Custodial Account. The Custodian shall not vote any of the shares held hereunder except in accordance with written instructions received from the Employee. Voting instructions which have not been timely received by the Custodian shall not be voted by the Custodian.

                             ARTICLE V/DISTRIBUTIONS
1.  TIME OF DISTRIBUTIONS.

(a) Subject to the remaining provisions of this Article V, distribution of assets held in the Employee's Custodial Account shall begin at such times as the Employee (or his beneficiary, if applicable) shall elect by written notice to the Custodian at any time after the occurrence of the earliest of these events:

         (1)    The Employee's

                  (a) separation from service with the Employer;

                  (b) disability (within the meaning of Section 72(m)(7) of  the
                      Code);

                  (c) death;

                  (d) attainment of age 59 1/2.

         (2) a financial hardship of the Employee, as determined by an independent person or persons designated by the Employer.

         "Financial hardship" shall include a financial need of the Employee because of sickness, temporary disability, or any other immediate and heavy financial need of the Employee, provided, however, that the term financial hardship shall be limited so as to conform to the requirements of Section 403(b)(7) of the Code. No distribution based on financial hardship may exceed the amount determined to be required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Employee.

         Effective in 1989, a distribution because of financial hardship is limited to an Employee's "elective" contributions not previously distributed, and the earnings on such contributions will not be distributable on account of financial hardship. Any distribution prior to age 59 1/2 even on account of a financial hardship, may subject the Employee to a 10 percent penalty tax on the distribution.

         No distribution based on financial hardship shall be made by the Custodian until its receipt of written notice from such independent person (or persons) that a qualifying hardship has been determined and stating the amount required to be distributed to meet that hardship.

(b) If, and only if, contributions have been made to the Custodial Account under this Agreement after December 31, 1986 then, subject to the provisions of Paragraph 2(f), the distribution to an Employee of amounts under this Agreementshall begin no later than the April 1 following the close of the calendar year in which the Employee attains age 70 1/2 (the "Required Distribution Date"). Notwithstanding the foregoing, the Required Distribution Date for any Employee who attained age 70 1/2 before January 1, 1988 shall be no earlier than the April 1 next following the calendar year in which the Employee terminates employment.

(c) The Custodian shall not be responsible for making any distributions until such time as it has received written instructions from the Employee (or his beneficiary, if applicable) to begin making distributions, and, in the case of financial hardship, it has received the written notice of the designated independent person or persons.

(d) At any time before the commencement of distributions, the Employee (or his beneficiary, if applicable, subject to the restrictions in paragraph 4) shall instruct the Custodian of the method of distribution. Upon receipt by the Custodian of any and all certificates and other documents requested by the Custodian, the Custodian will comply with the written instructions of the Employee (or his beneficiary, if applicable) to make distribution in accordance with one of the methods of distribution set forth.

         In the event that the Employee (or his beneficiary, if applicable)fails to properly elect a method of distribution of his Custodial Account, installment payments pursuant to sub-paragraph (b) of paragraph 2 shall be made to the Employee (or his beneficiary) on a monthly basis over a 10-year period if a systematic withdrawal plan is available for the Designated Investment Company shares held in the Custodial Account and if the assets in such Account are determined sufficient by the Sponsor. If such a plan is unavailable and/or if such assets are insufficient, the value of the shares held in the Custodial Account will be distributed in a single lump sum in cash.

2.  METHODS OF DISTRIBUTION.

(a) The value of the Custodial Account may be distributed in one of the following ways:

         (1) A single sum payment, in cash and/or in kind, consisting of the entire balance in the Custodial Account; or a single sum payment, in cash and/or in kind, consisting of part of the balance in the Custodial Account with the remainder distributed pursuant to sub-paragraph (b) or
         (c);

         (2) In installments, in cash and/or in kind, over a period of years not to exceed the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his beneficiary. The installment payments shall be made in approximately equal amounts or approximately equal fractions of the Employee's Custodial Account and may be paid in monthly or other regular increments as elected by the Employee and as agreed to by the Custodian.

         (3) By the purchase and distribution of an annuity contract, utilizing all available assets of the Custodial Account, from an insurance company designated by the Employee, with either fixed or variable annuity payments for the life of the Employee or, if the Employee so elects, for the lives of the Employee and his beneficiary. Such policy may provide for installment payments over a period measured by the life expectancy of the Employee or the joint life expectancy of the Employee and his beneficiary and the survivor, or over a shorter period.

         If the Employee elects the method of distribution described in (3) above, the annuity contract must satisfy the requirements of Section 401(a)(9) of the Code. If the Employee elects the method of distribution described in (2), the annual payment required to be made by the Employee's Required Distribution Date is for the calendar year the Employee reached age 70 1/2. Annual payments for subsequent years, including the year the Employee's Required Distribution Date occurs, must be made by December 31 of that year.

         (4) In the case of an Eligible Rollover Distribution, by a Direct Rollover to an Eligible Retirement Plan, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Employee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Employee or the joint lives (or life expectancies) of the Employee and the Employee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income. An Eligible Retirement Plan is an individual retirement account describedin Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity or custodial account described in Section 403(b) of the Code. A Direct Rollover is a payment by the Custodian to the Eligible Retirement Plan specified by the Employee.

    (b)  If, and only if,  contributions have been made to the Custodial Account
         under  this   Agreement   after   December  31,  1986,  the  method  of
         distribution

         (1) may not extend the payment of such Employee's benefits beyond the life expectancy of the Employee or the joint life and last survivor expectancy of the Employee and his beneficiary (determined using attained ages as of the calendar year in which payments commence under
         Section 1.72-9 of the Treasury Regulations) and

         (2) if someone other than the Employee's spouse is the beneficiary, then the period of years over which installment payments are to be paid shall be such that any period of years remaining as of the calendar year in which the Employee attains age 70 1/2 or any subsequent calendar year shall meet the minimum distribution incidental benefit requirement which shall be determined in accordance with the regulations promulgated under Section 401(a)(9) of the Code.

    (c) Notwithstanding the foregoing, if the value of the Custodial Account at the time distribution is to be made or commenced is less than $250, the full amount in the Custodial Account shall be distributed as a single-sum payment in cash.

    (d) The Employee (or his beneficiary, if applicable) shall be responsible for insuring that distributions are made in accordance with this Agreement and with all requirements of applicable law. The Custodian shall have no responsibility regarding the method and timing of distributions other than to follow the written instructions of the Employee (or his beneficiary, if applicable).

    (e) In the case of distributions to be made over the life expectancy of the Employee (or over the joint lives of the Employee and his beneficiary or the life expectancy of the beneficiary) in equal or substantially equal annual payments, to determine the minimum annual payments, to determine the minimum annual payment for each year, divide the Employee's entire interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Employee (or the joint life and last survivor expectancy of the Employee and his beneficiary, or the life expectancy of the beneficiary, whichever applies). In the case of distributions under paragraph 2, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Employee and beneficiary as of their birthdays in the year the Employee reaches age 70 1/2. In the case of distributions in accordance with paragraph 4, determine life expectancy using the attained age of the beneficiary as of the beneficiary's birthday in the year distributions are required to commence. The recalculation of the life expectancy of the Employee and/or the Employee's spouse shall only be made at the written election of the Employee. The recalculation of the life expectancy of the Employee's surviving spouse shall only be made at the written election of the surviving spouse. Any recalculation of the Employee's and/or spouse's life expectancy will be done annually using their attained ages as of their birthdays in the year for which the minimum annual payment is being determined. The life expectancy of a beneficiary (other than the spouse) will not be recalculated. The minimum annual payment may be made in a series of installments (e.g., monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

   (f) If the Employee maintains one or more 403(b) accounts or annuities with any institution other than the Custodian, the Employee may elect to withdraw the minimum distribution required under sub-paragraph (e) above from such other accounts or annuities.

   (g) Within a reasonable time period before making an Eligible Rollover Distribution, the Custodian shall provide an explanation to the Employee of his right to elect a Direct Rollover and the income tax withholding consequences of not electing a Direct Rollover.

3.  DESIGNATION OF BENEFICIARY.
The Employee may designate and change his beneficiary or beneficiaries under this Agreement on a form acceptable to the Custodian for such purpose. A designation of beneficiary hereunder shall not become effective until it has been filed with the Custodian. If no such designation is in effect at the time of the Employee's death, the beneficiary shall be the Employee's surviving spouse, or, if there is no surviving spouse, then the estate of the Employee.

The balance in the Custodial Account at the death of the Employee shall be distributed to such beneficiary of beneficiaries. Such beneficiary shall have the right to determine the timing and method of distribution, subject to any applicable restrictions contained in this Article V.

4. DEATH BENEFITS. If the Employee dies before his entire interest is distributed to him, the entire remaining interest will be distributed as follows:

    (a) If the Employee dies on or after his Required Distribution Date, distribution must continue to be made in accordance with paragraph 2.

    (b) If the Employee dies before his Required Distribution Date, the entire remaining interest will, at the election of the beneficiary, either (i) be distributed by the December 31 of the year containing the fifth anniversary of the Employee's death, or (ii) be distributed in equal or substantially equal payments over the life or life expectancy of the beneficiary or (iii) by the purchase of an annuity contract. The election of either (i), (ii) or (iii) must be made by December 31 of the year following the year of the Employee's death. If the beneficiary does not elect either of the distribution options described in (i),
         (ii) and (iii), distribution will be made in accordance with (ii) if the beneficiary is the Employee's surviving spouse and in accordance with (i) if the beneficiary is anyone other than the surviving spouse. In the case of distributions under (ii) or (iii), distributions must commence by December 31 of the year following the year of the EmployeeOs death. If the EmployeeOs spouse is the beneficiary, distributions need not commence until December 31 of the year the Employee would have attained age 70 1/2, if later.

    (c) Following the death of the Employee and until distribution of the Custodial Account has been completed, the beneficiary shall have the right to control the investment of the assets of the Custodial Account to the same extent as the Employee had such right under Article IV.

    (d) If the beneficiary dies before receiving the entire balance of the Custodial Account, such balance shall be paid to the executor of the beneficiary's estate.

   (e) If the Employee's spouse is the beneficiary, and is entitled to receive an Eligible Rollover Distribution, she may direct the Custodian to make a Direct Rollover of the Eligible Rollover Distribution to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. Within a reasonable time period before making an Eligible Rollover Distribution, the Custodian shall provide an explanation to the surviving spouse of her right to elect a Direct Rollover and the income tax consequences of not electing a Direct Rollover.

5.  DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS DEFERRALS.
Any provision herein to the contrary notwithstanding, if the Employee notifies the Custodian in writing within the time prescribed by law (if any) that all or any portion of a contribution made on behalf of the Employee was an Excess Contribution or an Excess Deferral, then the Custodian may distribute, within the time prescribed by law (if any), to the Employee Designated Investment Company shares and/or cash representing the amount of such Excess Contribution or Excess Deferral, and in either case, the net income attributable thereto, reduced by any administrative charges allocable to the Excess Contribution or Excess Deferral.

                  ARTICLES VI/PROTECTION OF EMPLOYEE BENEFITS
1. NON-FORFEITABLE. The Custodial Account has been created for the exclusive benefit of the Employee and his beneficiaries. The interest of the Employee in the balance in the Custodial Account shall at all times be non-forfeitable, but shall be subject to the fees, expenses and charges described in Article VII.

2. NON-ALIENABLE. Except as provided in Article V, no interest, right or claim in or to any part of the Custodial Account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, anticipate, garnish, attach, execute upon or levy upon the same, except to the extent required by law.

                             ARTICLE VII/REPORTING,
                               CUSTODIAN FEES AND
                             EXPENSES OF THE ACCOUNT
1. FURNISHING OF DATA. The Employee agrees to provide at such times and in such manner as may be requested by the Custodian, such information as may be necessary for the Custodian to prepare any reports required by the Internal Revenue Service, the Department of Labor or any other governmental agency.

2. REPORTS BY CUSTODIAN. The Custodian agrees to submit reports to the Internal Revenue Service, other government agencies, and the Employee at such times and in such manner and containing such information as may be prescribed as the responsibility of the Custodian by applicable statues and regulations thereunder.

3. CUSTODIAN FEES AND EXPENSES OF ACCOUNT. The Custodian shall advise the Employer and the Employee of its fee schedule at the time of the execution of the initial Application. All fees of the Custodian in the performance of its duties hereunder may be charged against the Custodial Account in such manner as may be determined by the Custodian, or at the Custodian's option, may be paid by the Employer or the Employee directly. Upon thirty (30) days' prior written notice, the Custodian may substitute a different fee schedule. The Custodian's fees, any income or other taxes of any kind that may be levied or assessed in respect to the assets of the Custodial Account, and all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, may be reserved by the Custodian and charged to the Custodial

Account, with the right to liquidate Designated Investment Company shares for this purpose.

                             ARTICLE VIII/CONCERNING
                                  THE CUSTODIAN
1. ANNUAL REPORT. The Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal pursuant to Article IX, the Custodian shall render to the Employee a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at the close of the period. Sixty (60) days after rendering such reports(s), the Custodian shall, to the extent permitted by applicable law, be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the recipient of such report(s) shall have filed written objections with the Custodian within the later such sixty (60) day period.

2. ERISA REQUIREMENTS. Certain ERISA requirements will apply if the Custodial Account and this Agreement are determined to constitute, or to be a part of, an "employee pension benefit plan" subject to Title I of ERISA. This may occur if, for example, the Employer makes any contributions on behalf of an Employee other than the elective contributions contemplated herein. If the Custodial Account becomes subject to Title I of ERISA, the Employer shall be responsible for assuring that the Custodial Account complies with all requirements of the provisions of Title I. The Custodian, the Employer and the Employee shall furnish to one another such information relevant to the Custodial Account as may be required in that respect.

3. DELEGATION OF AUTHORITY. The Custodian may perform any of its administrative duties through such other persons or entities as may be designated from time to time by the Custodian, with the prior approval of the Sponsor, except that Designated Investment Company shares must be registered as provided in paragraph 4 of Article IV. No such delegation or subsequent change therein shall be considered an amendment of this Agreement. The Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the tax exclusion of any contribution or its propriety under this Agreement, or the purpose, propriety, or timeliness of any distribution ordered in accordance with
Article V.

4. LIABILITY OF CUSTODIAN. The Custodian's liability under this Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's negligence or willful misconduct. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon by the Custodian, the Employer and the Employee and unless fully indemnified for so doing to the Custodian's satisfaction.

5. RELIANCE ON DOCUMENTS. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer or the Employee or his beneficiary or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and, so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

6. CASH BALANCES. The Custodian shall not be liable for interest on any cash balances maintained in the Custodial Account.

                             ARTICLE IX/RESIGNATION
                             OR REMOVAL OF CUSTODIAN
1. WITH RESPECT TO A CUSTODIAL ACCOUNT. Except as otherwise provided in paragraph 2 of this Article IX, the Custodian may resign at any time upon thirty
(30) days' notice in writing to the Employer and the Employee, and may be removed by the Employee at any time upon thirty (30) days' notice in writing to the Custodian and the Employer. Upon such resignation or removal, the Employee shall appoint a successor custodian or trustee, which successor shall be a "bank" as defined in Section 401(d)(1) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for, the Employee has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate this Agreement, appoint a successor custodian itself.

2. WITH RESPECT TO ALL CUSTODIAL ACCOUNTS. The Sponsor may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian and the Custodian may resign at anytime upon thirty (30) days' notice in writing to the Sponsor. Upon such resignation or removal, the Sponsor shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 401(d)(1) of the Code and the provisions of paragraph 1 of this Article IX shall apply with respect to the transfer of custodianship to such successor custodian. The provisions of this paragraph 2 shall apply if, and only if, the resignation or removal of the Custodian relates to all Section 403(b)(7) Custodial Accounts established pursuant to agreements comparable to this Agreement.

                               ARTICLE X/AMENDMENT
1. BY SPONSOR. The Employee also delegates to the Sponsor the Employee's rights so to amend, provided that the Sponsor amends in the same manner all agreements comparable to this one under which such power has been delegated to it. Such an amendment by the Sponsor shall be communicated in writing to the Employee, the Employer and the Custodian.

2. CHANGES IN CUSTODIAN'S FEE SCHEDULE. This Article X shall not be construed to restrict the Custodian's freedom to change or substitute fee schedules in the manner provided by paragraph 3 of Article VII, and no such change or substitution shall be deemed to be an amendment of this Agreement.

3. LIMITATIONS ON AMENDMENTS. Notwithstanding the foregoing, no amendment shall be made which would:

   (a) cause or permit any part of the assets in the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Employee and/or his beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the Employer:

    (b) increase the burdens of the Custodian without its prior written consent; or

    (c) retroactively deprive the Employee of any benefit to which he was entitled under the Agreement by reason of contributions made by the Employer, unless such modification or amendment is necessary to conform the Agreement to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Agreement and Custodial Account to meet the requirements of Section 403(b) of the Code, or any similar statute enacted in lieu thereof, and any such retroactive modification or amendment must be pursuant to an opinion of counsel that it is necessary or advisable to conform the Agreement to the requirements for qualification under Section 403(b) of the Code.

                   ARTICLE XI/TERMINATION OF CUSTODIAL ACCOUNT

1. VOLUNTARY TERMINATION. With respect to amounts not yet earned by the Employee the salary reduction agreement between the Employee and the Employer may be terminated by either the Employee or the Employer by giving written notice to the other. Copies of such notice shall be sent forthwith to the Custodian. Unless otherwise mutually agreed upon by the Employer and the Employee, any such termination shall take effect as of the last day of the month next following the month in which such written notice shall have been given, the Employee's compensation level shall be increased by the amount by which it otherwise would be reduced pursuant to any applicable salary reduction agreement and the obligations under this Agreement of the Employer with respect to future pay periods shall cease.

2. NO  SUCCESSOR  CUSTODIAN.  If,  within the time  specified  in paragraph 1 of
Article IX after the Custodian's resignation or removal, the Employee has not appointed a successor Custodian which has accepted such appointment, termination of the Custodial Account may be effected by the Custodian by distributing all assets thereof in a lump sum in kind to the Employee (or his beneficiary, if applicable), subject to the Custodian's right to reserve funds as provided in
Article VII. Upon such termination of the Custodial Account, this Agreement shall terminate and have no further force and effect, and the Custodian shall be relieved from all further liability with respect to this Agreement, the Custodial Account, and all assets thereof so distributed.

3. TERMINATION ON DISQUALIFICATION. The Agreement shall terminate as to the Employee if the Internal Revenue Service declares that this Custodial Account does not constitute a tax-qualified custodial account under Section 403(b)(7) of the Code. On such termination of this Agreement, all assets in the Custodial
Account shall be distributed in kind by the Custodian to the Employee (or his beneficiary, if applicable), subject to the Custodian's right to reserve funds as provided in Article VII.

4. TERMINATION ON DISTRIBUTION. This Agreement shall terminate as to the Employee when all assets held in the Custodial Account for the Employee have been distributed.

                            ARTICLE XII/MISCELLANEOUS
1. APPLICABLE LAW. This Agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts; provided, however, that it is intended that this Agreement create a tax-qualified custodial account under Section 403(b)(7) of the Code and this Agreement shall be so construed and limited and the powers hereunder exercised so as to accomplish the purpose.

2. PRONOUNS. Whenever used in this Agreement, the masculine pronoun is to be deemed to include feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

3. NOTICES. Any notices, accounting or other communication which the Custodian may give the Employer or the Employee shall be deemed given when mailed to the Employer or Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Employee may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

4. SEPARABILITY. If any provision of this Agreement shall be for any reason invalid or unenforceable, the remaining provisions shall, nevertheless, continue in effect and shall not be invalidated thereby unless they are rendered unconscionable, inadequate, or incapable of being interpreted as a result of the deletion of the invalid or unenforceable portions of the Agreement.

5. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successor in interest of the parties hereto.

6. NO EMPLOYMENT CONTRACT. This Agreement shall not be deemed to constitute a contract of employment between the Employer and the Employee, nor shall any provision hereof restrict the right of the Employer to discharge the Employee or of the Employee to terminate his employment.

7. If the Custodial Account and this Agreement are determined to constitute, or to be a part of, an "employee pension benefit plan" subject to Title I of ERISA and, as a result, the Employer adopts a written plan document which has provisions which are inconsistent with the provisions of this Agreement, then provided such plan document complies with the requirements of the Code and ERISA, the provisions of such plan document shall control, to the extent necessary to comply with ERISA; provided, however, that nothing in such plan document may be construed to increase the responsibilities of the Custodian or the Sponsor, and, consistent with Paragraph 2 of Article VIII, the Employer shall ensure compliance with applicable ERISA requirements.

                                 EXHIBIT 14(d)

                               CUSTODIAL AGREEMENT

                                    ARTICLE I
The Custodian will accept cash contributions on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE-IRAs of the participant. No other contributions will be accepted by the custodian.

                                   ARTICLE II
The   Depositor's   interest  in  the  balance  in  the  custodial   account  is
nonforfeitable.

                                   ARTICLE III
1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV
1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually.

Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The participant's entire interest in the custodial account must be, or begin to be, distributed by the participant's required beginning date, (April 1 following the calendar year end in which the participant reaches age 70 1/2). By that date, the participant may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
         (a)   A single sum payment.
         (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.
         (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.
         (d) Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.
         (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

         (a) If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

         (b) If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of beneficiary or beneficiaries, either
                   (i) Be distributed by December 31 of the year containing th fifth anniversary of the participant's death, or

                  (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries, starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have turned age 70 1/2. (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date. (d)If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (3), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the participant reaches age 70 1/2. In the case of distribution in accordance with paragraph (4)(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V
 1. The participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and 408(l)(2)and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

3. The Custodian also agrees to provide the participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                   ARTICLE VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles

I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and the related regulations will be invalid.

                                   ARTICLE VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII
1. All assets in the Account shall be invested in such shares of one or more Designated Investment Companies as the participant may from time to time specify. The participant's instructions may relate to current contributions or to amounts previously contributed (including earnings thereon) or to both. In the event that the Custodian receives a contribution from the participant's employer with respect to which no investment direction is specifically applicable, or if any such investment direction is, in the opinion of the Custodian, unclear, the Custodian may hold such amounts uninvested or return any such contributions without liability for any loss, including any loss of income or appreciation, and without liability for interest or any tax liability incurred by participant pending receipt of instructions or clarification. For all purposes of this Agreement, the term "Designated Investment Company" shall mean USAA INVESTMENT TRUST or USAA MUTUAL FUND, INC. and any other regulated investment company for which USAA INVESTMENT MANAGEMENT COMPANY (or any affiliate thereof) acts as investment advisor and which is designated by USAA INVESTMENT MANAGEMENT COMPANY as eligible for investment under this Agreement.

 2. Except as otherwise permitted in paragraph 12 below, all contributions made under this Agreement shall be deposited in the form of cash and shall be made to the Custodian in accordance with such rules as the Custodian may establish. The Custodian, upon receipt of instructions from the participant may exchange or cause to be exchanged shares of a Designated Investment Company held by the Custodian on behalf of the participant for any other shares of a Designated Investment Company available for investment hereunder, subject to and in accordance with the terms and conditions of the exchange privilege, as outlined in the current prospectuses of any such Designated Investment Company and as may be agreed upon, in writing, from time to time between the Custodian and USAA Investment Management Company. The participant shall be the beneficial owner of the assets held in the Account. All dividends and capital gains distributions received on shares of a Designated Investment Company held in the participantOs Account shall, unless received in additional shares, be reinvested in shares of the Designated Investment Company paying such dividends. If any distributions of the shares of a Designated Investment Company may be received at the election of the participant in additional shares or in cash or other property, the Custodian shall elect to receive additional shares.

3. USAA INVESTMENT MANAGEMENT COMPANY may remove the Custodian at any time upon thirty (30) days' notice in writing to the Custodian, and the Custodian may resign at any time upon thirty (30) days' notice in writing to USAA INVESTMENT MANAGEMENT COMPANY. Upon such resignation or removal, USAA INVESTMENT MANAGEMENT COMPANY shall appoint a successor custodian, which successor custodian shall be a "bank" as defined in Section 408(n) of the Code or another person found qualified to act as a custodian of an Individual Retirement Account by the Secretary of the Treasury or his delegate. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian or trustee. If within the thirty (30) day period provided for above, USAA Investment Management Company has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account, appoint a successor custodian itself.

4. The Custodian shall deliver, or cause to be delivered, to the participant all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to Designated Investment Companies' shares held for participant. The Custodian shall not vote any of the shares held hereunder except in accordance with the written instructions of the participant.

 5.       (a) The  Custodian  shall,  from  time  to  time, in  accordance  with instructions in writing from the participant (or the participant's beneficiary if the participant is deceased), make distributions out of the Account to the participant in the manner and amounts as may be specified in such instructions. All such instructions shall be deemed to constitute a certification by the participant (or the participant's beneficiary if the participant is deceased) that the distribution directed is one that the participant (or the participant's beneficiary if the participant is deceased) is permitted to receive. Notwithstanding the provision of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the participant (or the participant's beneficiary if the participant is deceased) unless and until such written instructions specify the occasion for such distribution, the elected manner of distribution and any declaration required by
              Article IV. Prior to making any such distribution from the Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the Account to be distributed in cash and/or in kind, as specified in such written order.

          (b) Distribution of the assets of the Account shall be made in accordance with the provisions of Article IV as the participant (or the participant's beneficiary if the participant is deceased and has not previously elected) shall elect by written instructions to the Custodian; subject, however to the provisions of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code, the regulations promulgated thereunder, and the following: (i) No distribution from the

                Account shall be made in the form of an annuity contract.
          (ii) The recalculation of life expectancy of the participant and/or the participant's spouse shall only be made at the written election of the participant. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.
         (iii) If the participant dies before his/her entire interest in the Account has been distributed, and if the designated beneficiary of the participant is the participant's surviving spouse, the spouse may treat the Account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes a regular IRA contribution to the Account, makes a rollover to or from such Account, or fails to receive a payment from the Account within the appropriate time period applicable to the deceased participant under Section 401(a)(9)(B) of the Code.

 6. Any notice from the Custodian to the participant provided for in this Agreement shall be effective if sent by regular mail to him at his last address of record.

 7. The participant hereby delegates to USAA Investment Management Company the power to amend at any time and from time to time the terms and provisions of the Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the regulations there under and with any other governmental law, regulation or ruling. Any such amendments shall be effective as of the date specified in a written notice sent by first-class mail to the address of the participant indicated by the Custodian's records. Notwithstanding the foregoing, no amendment which increases the burdens of the Custodian shall take effect without its prior written consent. Nothing in this paragraph 7 shall be construed to restrict the Custodian's freedom to change or substitute fee schedules in accordance with the provisions of the adoption agreement, and no such change or substitution shall be deemed to be an amendment to this Agreement.

8. The Custodian shall not be bound by any certificate, notice, order, information or other communication unless and until it shall have been received in writing at its place of business.

9. (a) The Custodian shall have the right to rely upon any information furnished in writing by the participant. The participant and the participant's legal representatives, as appropriate, shall always fully indemnify the Custodian and USAA Investment Management Company and save each of them harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which the Agreement contemplates, except that which arises due to the Custodian's gross negligence, willful misconduct or lack of good faith. The Custodian shall not be obligated or expected to commence or defend any legal action or proceed-ing in connection with this Agreement or such matters unless agreed upon by the Custodian and the participant or said legal representatives and unless fully indemnified for so doing to the Custodian's satisfaction.

    (b) The Custodian shall be an agent for the participant to perform the duties conferred on it by the participant. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian

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         shall not be liable  (and does not assume any  responsibility  for) the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, the selection of any shares of any Designated Investment Company for the Account, or the purpose or propriety of any distribution ordered in accordance with
         Article IV or paragraph 5 of this Article  VIII,  which matters are the
         sole   responsibility   of  the   participant   or  the   participant's
         beneficiary, as the case may be. (c) The Custodian and USAA Investment Management Company shall not be responsible for any losses, penalties or other consequences to the Depositor or to any other person arising out of the making of any contribution or withdrawal.

10. This Agreement together with the Appli-cation and Adoption Agreement attached hereto and by this reference made a part hereof, constitutes the entire agreement between the parties, and it shall be construed in accordance with the laws of the state of Texas.

11. The participant shall have the right by written notice to the Custodian on a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which such participant may be entitled in event of his death prior to the complete distribution of such benefit. If no such designation is in effect at the time of the participant's death, or if the designated beneficiary has predeceased the participant, the participant's beneficiary shall be his or her estate. The last designation filed with the Custodian shall be controlling, and, whether or not it fully disposes the Account, shall revoke all such other designations previously filed by the participant.

12. (a) The Custodian shall have the right to receive rollover contributions from another SIMPLE-IRA of the participant as described in the Code and if any property is so transferred to it as a rollover contribution, such property shall be sold by the Custodian and the proceeds less any expenses, fees or commissions reinvested in paragrap 1 of this
         Article VIII. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

    (b) The Custodian, upon written direction of the participant and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by any amounts referred to in paragraph 3 of this Article VIII to a successor SIMPLE individual retirement account, or regular or individual retirement account. Any amounts received or transferred by the Custodian under this paragraph 12 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value, and extent of the assets, and of the various interests therein.

13. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law. Any pledging of assets in the Account by the participant as security for a loan, or any loan or other extension of credit from the Account to the participant shall be prohibited.

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14. The  Custodian  may perform any of its  administrative  duties  through such other persons or entities as may be designated by the Custodian from time to time with the prior approval of USAA Investment Management Company, except that the Designated Investment Company shares must be registered in the name of the Custodian or its nominee. No such delegation or subsequent change herein shall be considered an amendment of this agreement.

15. In addition to the reports required by Article V, the Custodian shall cause to be mailed to the participant in respect of each tax year an account of all transactions affecting the Account during such year and a statement showing the Account as of the end of such year. If, within sixty (60) days after such mailing, the participant has not given the Custodian written notice of any exception or objection thereto, the annual accounting shall be deemed to have been approved, and in such case, or upon the written approval of the participant, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

16. (a) The Custodian may charge the participant reasonable fees, including an annual maintenance fee, for services hereunder according to standard schedules of rates which may be in effect from time to time. Initially, the fees payable to the Custodian shall be in the schedule amount provided with the Agreement. Upon thirty (30) days' prior written notice, the Custodian may substitute a fee schedule differing from that schedule initially provided.

    (b) Custodian's fees, any income (including unrelated business income tax), gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or incurred by the Custodian in the performance of its duties may be charged to the Account, with the right to liquidate shares of any Designated Investment Company for this purpose, or (at Custodian's option) to the participant.